Exhibit 99.1

Digital River Exceeds First Quarter Revenue and Earnings Expectations

Raises full year revenue and non-GAAP EPS Guidance

MINNEAPOLIS--(BUSINESS WIRE)--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its first quarter financial results.

First Quarter Ended March 31, 2008

GAAP Results

First quarter revenue totaled $103.6 million, an increase of 13 percent from $91.6 million during the same period in 2007. These results exceeded management’s first quarter revenue guidance of $98.5 million.

First quarter GAAP net income was $18.3 million or $0.43 per diluted share, including approximately $3 million of stock-based compensation expense, and compared to GAAP net income of $20.7 million or $0.46 per diluted share, in the first quarter of 2007. These results exceeded management’s guidance of $0.40 per diluted share for the first quarter.

Non-GAAP Results

First quarter non-GAAP net income was $21.6 million or $0.50 per diluted share, which compared to non-GAAP net income of $25.0 million, or $0.54 per diluted share in the first quarter of 2007. These results exceeded management’s guidance of $0.48 per diluted share for the first quarter.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of operations, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 31 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes the impact of the Company’s contingent convertible notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“We are pleased with the results we delivered in the first quarter, which exceeded our expectations. We made great progress signing new agreements with top clients in both the games and consumer electronics markets,” said Joel Ronning, Digital River’s CEO. “We expect these wins and our investments in our core business and new technologies to accelerate revenue growth in the second half of the year.”

2008 Guidance

Forward-looking guidance for the quarter ending June 30, 2008, is as follows:

Second Quarter

  Revenue of $91 million;
  GAAP diluted net income per share of $0.25, including stock-based compensation expense of $3.5 million; and
  Non-GAAP diluted net income per share of $0.33.

Full Year

Forward-looking guidance for the period ending December 31, 2008, is as follows:

  Revenue of $401 million;
  GAAP diluted net income per share of $1.58, including stock-based compensation expense of $13.7 million; and
  Non-GAAP diluted net income per share of $1.89.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss first quarter financial results. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2008/q1earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID #43161389 and dialing (888) 218-6314 inside the United States or Canada, or by calling (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Stockholm, Sweden; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; potential consequences surrounding findings of our internal investigation and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; our ability to successfully manage our business while undertaking significant internal investments; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding second quarter and full year 2008 reflect Digital River’s expectations as of May 1, 2008. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	March 31,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$305,800	$381,788
Short-term investments	289,612	315,636
Accounts receivable, net	63,127	64,914
Deferred income taxes	2,809	7,899
Prepaid expenses and other	5,976	4,577
Total current assets	667,324	774,814
Property and equipment, net	31,583	31,102
Goodwill	280,460	261,885
Intangible assets, net	39,951	32,382
Deferred income taxes	15,606	15,606
Other assets	6,661	11,955
Total assets	$1,041,585	$1,127,744
Liabilities and stockholders' equity
Current liabilities
Convertible senior notes	$195,000	$-
Accounts payable	191,329	180,386
Accrued payroll	13,564	12,704
Deferred revenue	11,980	10,384
Accrued acquisition liabilities	46	399
Other accrued liabilities	39,773	41,229
Total current liabilities	451,692	245,102
Non-current liabilities
Convertible senior notes	-	195,000
Other liabilities	11,736	11,362
Total non-current liabilities	11,736	206,362
Total liabilities	463,428	451,464
Stockholders' equity
Common stock	430	425
Treasury stock	(59)	(20)
Additional paid-in capital	536,193	576,529
Retained earnings	143,695	125,187
Less treasury stock	(149,580)	(56,774)
Accumulated other comprehensive income	47,478	30,933
Stockholders' equity	578,157	676,280
Total liabilities and stockholders' equity	$1,041,585	$1,127,744

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended March 31,
	2008	2007
Revenue	$103,634	$91,631
Costs and expenses:
Direct cost of services	4,175	2,563
Network and infrastructure	10,188	7,495
Sales and marketing	39,730	34,189
Product research and development	12,670	8,652
General and administrative	10,244	10,113
Depreciation and amortization	3,834	2,858
Amortization of acquisition-related intangibles	2,176	2,746
Total costs and expenses	83,017	68,616
Income from operations	20,617	23,015
Interest income	6,246	7,882
Other expense, net	(749)	(889)
Income before income tax expense	26,114	30,008
Income tax expense	7,831	9,302
Net income	$18,283	$20,706

Net income per share - basic	$0.47	$0.51
Net income per share - diluted	$0.43	$0.46
Shares used in per share calculation - basic	38,528	40,492
Shares used in per share calculation - diluted	43,506	46,348

Calculation of GAAP Diluted Net Income Per Share

	Three months ended March 31,
	2008	2007
GAAP net income	$18,283	$20,706
Add back debt interest expense and issuance cost amortization, net of tax benefit	434	435
Adjusted net income for GAAP EPS calculation	$18,717	$21,141

Net income per share - diluted	$0.43	$0.46
Shares used in per share calculation - diluted	43,506	46,348

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2008	2007
Operating Activities:
Net income	$18,283	$20,706
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	2,176	2,746
Change in accounts receivable allowance, net of acquisitions	411	119
Depreciation and amortization	3,834	2,858
Stock-based compensation expense	3,031	3,476
Excess tax benefits from stock-based compensation	(412)	(8,496)
Deferred and other income taxes	5,345	4,500
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	4,374	10,055
Prepaid and other assets	3,732	985
Accounts payable	4,798	9,981
Deferred revenue	1,248	(197)
Income tax payable	(7,357)	4,760
Other accrued liabilities	5,190	(72)
Net cash provided by operating activities	44,653	51,421

Investing Activities:
Purchases of investments	(94,714)	(79,341)
Sales of investments	122,050	52,075
Cash paid for acquisitions, net of cash received	(16,481)	(4,344)
Purchases of equipment and capitalized software	(4,192)	(3,445)
Net cash (used in)/provided by investing activities	6,663	(35,055)

Financing Activities:
Exercise of stock options	1,985	5,639
Repurchase of common stock	(137,858)	-
Repurchase of restricted stock to satisfy tax withholding obligation	(355)	(224)
Excess tax benefits from stock-based compensation	412	8,496
Net cash (used in)/ provided by financing activities	(135,816)	13,911
Effect of exchange rate changes on cash	8,512	1,658
Net (decrease)/ increase in cash and cash equivalents	(75,988)	31,935
Cash and cash equivalents, beginning of period	381,788	390,243

Cash and cash equivalents, end of period	$305,800	$422,178

Cash paid for interest on Convertible Senior Notes	$1,219	$1,219

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007

GAAP pre-tax income	$30,008	$21,005	$22,174	$29,888	$103,075
Add back: amortization of acquisition-related intangibles	2,746	1,607	1,611	1,622	7,586
Add back: stock-based compensation expense	3,476	3,649	3,411	3,206	13,742
Non-GAAP pre-tax income	36,230	26,261	27,196	34,716	124,403
Income tax expense @ 31%	11,231	8,141	8,431	10,762	38,565
Non-GAAP net income	$24,999	$18,120	$18,765	$23,954	$85,838

Non-GAAP net income per share - diluted	$0.54	$0.39	$0.41	$0.53	$1.87

Shares used in per share calculation - diluted	46,348	46,637	45,386	45,401	45,914

	Three months ended
	March 31,
	2008
GAAP pre-tax income	$26,114
Add back: amortization of acquisition-related intangibles	2,176
Add back: stock-based compensation expense	3,031
Non-GAAP pre-tax income	31,321
Income tax expense @ 31%	9,710
Non-GAAP net income	$21,611

Non-GAAP net income per share - diluted	$0.50

Shares used in per share calculation - diluted	43,506

Breakdown of stock-based compensation expense
	Three months ended
	March 31,
	2008
Direct cost of services	$192
Network and infrastructure	32
Sales and marketing	1,102
Product research and development	262
General and administrative	1,443
Total	$3,031

Non-GAAP Guidance Reconciliation
	Q2 - 2008		FY - 2008
	Guidance		Guidance
Expected GAAP net income per share - diluted	$0.25		$1.58
Add back amortization of acquisition-related costs	0.06		0.20
Add back stock-based compensation expense	0.08		0.33
Tax variability	(0.05)		(0.19)
Deduct impact of contingent convertible notes	(0.01)		(0.03)
Expected non-GAAP diluted net income per share	$0.33		$1.89

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-8396
Director, Public Relations
gdyrek@digitalriver.com